Pyramid Oil Company	FOR IMMEDIATE RELEASE:

Pyramid Oil Company Reports Fourth Quarter

and Full-Year Financial Results

BAKERSFIELD, Calif. – March 31, 2014 – Pyramid Oil Company (NYSE MKT: PDO) today announced financial results for its fourth quarter and full fiscal year ended December 31, 2013.

Fourth quarter 2013 oil and gas revenue was $1.1 million and $1.1 million in the 2012 fourth quarter. Crude oil production increased to 11,089 barrels of oil equivalent (BOE) from 10,702 BOE in the fourth quarter a year ago. The production increase was offset by a $3.22 decline in realized crude prices, which were $98.40 in the fourth quarter 2013 versus $101.62 in the 2012 fourth quarter. Total revenue for the 2013 fourth quarter was $1.9 million, and included an $809,000 gain on the sale of an oil and gas lease.

Operating income was $515,000 for the fourth quarter of 2013 versus an operating loss of $135,000 in the fourth quarter of 2012. The 2012 fourth quarter results included a $237,000 non-cash valuation allowance associated with a well drilled during the year that did not produce. Fourth quarter 2013 net income was $448,000, or $0.10 per share, versus a net loss of $91,000, or $0.02 per share, during the 2012 fourth quarter.

For the full fiscal year, oil and gas revenue was $4.4 million versus $5.0 million in 2012. Total revenue in 2013 was $5.2 million, and included the previously mentioned gain on a lease sale. The Company reported an operating loss $77,000 for 2013 versus operating income of $1.0 million for 2012. The decline is attributable to a previously announced one-time expense of $1.1 million associated the retirement of the Company’s former president and CEO, who departed effective September 30, 2013.

Full-year net income for 2013, which reflects a $286,000 deferred tax benefit, was $157,000, or $0.03 per share, versus $778,000, or $0.17 per share, in 2012.

At December 31, 2013, Pyramid had cash, cash equivalents, restricted cash and short-term investments of $7.5 million, and total current assets of $9.0 million. The Company also reported long-term assets in the form of certificates of deposit of $1.1 million. Current liabilities at December 31, 2013 were $1.9 million and total liabilities were $3.2 million. Stockholders’ equity at the end of 2013 was $11.0 million.

Michael D. Herman, interim president and CEO, said, “Fiscal 2013 was a pivotal year in which we further strengthened the Company’s financial position, advanced our operational objectives and successfully completed a smooth management transition. We delivered strong bottom-line results in the fourth quarter, and would have been profitable for the full year were it not for the one-time executive retirement-related expense.”

Mr. Herman added, “We also began to explore merger and joint venture opportunities as part of our broader effort to accelerate growth and enhance shareholder value. On February 6, 2014, of this year, we announced we had entered into a definitive merger agreement with privately held Yuma Energy, Inc., a much larger company operating primarily in the U.S. Gulf Coast region. We are working through the process of advancing this transaction, and still intend to complete the merger later this year.”

About Pyramid Oil Company

Pyramid Oil Company has been in the oil and gas business continuously since incorporating in 1909. Pyramid acquires interests in land and producing properties through acquisition and lease, and then drills and/or operates crude or natural gas wells in an effort to discover or produce oil and/or natural gas. More information about the Company can be found at: http://www.pyramidoil.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. The forward-looking statements include statements about production volumes and the anticipated timing for closing the proposed merger. Forward-looking statements are based on current expectations and assumptions and analyses made by Pyramid in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. However, whether actual results and developments will conform with expectations is subject to a number of risks and uncertainties, including but not limited to: the possibility that the companies may be unable to obtain stockholder approval or satisfy the other conditions to closing; that problems may arise in the integration of the businesses of the two companies; that the acquisition may involve unexpected costs; the risks of the oil and gas industry (for example, operational risks in exploring for, developing and producing crude oil and natural gas; risks and uncertainties involving geology of oil and gas deposits); the uncertainty of reserve estimates; the uncertainty of estimates and projections relating to future production, costs and expenses; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; health, safety and environmental risks and risks related to weather; fluctuations in oil and gas prices; inability of management to execute its plans to meet its goals, shortages of drilling equipment, oil field personnel and services, unavailability of gathering systems, pipelines and processing facilities and the possibility that government policies may change. Pyramid’s annual report on Form 10-K for the year ended December 31, 2013, recent current reports on Form 8-K, and other Securities and Exchange Commission (SEC) filings discuss some of the important risk factors identified that may affect its business, results of operations, and financial condition. Pyramid undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Additional Information About the Merger Transaction

In connection with the proposed merger transaction described in this release, Pyramid intends to file with the SEC a registration statement on Form S-4 that will include a proxy statement of Pyramid that also constitutes a prospectus of Pyramid relating to Pyramid common stock to be issued pursuant to the merger. The proxy statement/prospectus will include important information about both Yuma Energy, Inc. and Pyramid. Pyramid also plans to file other relevant documents with the SEC regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE REGISTRATION STATEMENT, THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PYRAMID AND THE PROPOSED TRANSACTION. Investors and security holders may obtain these documents when available free of charge at the SEC’s website at www.sec.gov. In addition, the documents filed with the SEC by Pyramid can be obtained free of charge from Pyramid’s website at www.pyramidoil.com.

Participants in Solicitation

Pyramid and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Pyramid in respect of the proposed merger transaction. However, this release does not constitute the solicitation of proxies with respect to the proposed merger. Information regarding Pyramid’s directors and executive officers is available in its annual report on Form 10-K for the year ended December 31, 2013, which was filed with the SEC on March 31, 2014. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

This document shall not constitute an offer to sell or the solicitation of any offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act.

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CONTACT:

Geoff High

Principal

Pfeiffer High Investor Relations, Inc.

303-393-7044

PYRAMID OIL COMPANY
STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three months ended December 31,		Twelve months ended December 31,

	2013	2012	2013	2012

REVENUES:
Oil and gas sales	$1,091,174	$1,087,535	$4,391,824	$4,995,327
Gain on sale of property and equipment	809,476	0	809,476	0
	1,900,650	1,087,535	5,201,300	4,995,327

COSTS AND EXPENSES:
Operating expenses	508,760	576,893	1,978,468	1,942,754
General and administrative	328,729	209,233	1,080,162	842,037
Deferred compensation	22,681	0	1,063,445	0
Stock based compensation	164,413	0	164,413	0
Taxes, other than income
and payroll taxes	29,698	30,878	130,297	160,144
Provision for depletion,
depreciation and amortization	118,351	130,163	507,157	649,559
Valuation allowances	151,243	237,711	151,243	237,711
Accretion expense	12,878	6,371	37,477	38,341
Other costs and expenses	49,344	31,268	165,533	149,717

	1,386,097	1,222,517	5,278,195	4,020,263

OPERATING INCOME (LOSS)	514,553	(134,982)	(76,895)	975,064

OTHER INCOME (EXPENSE):
Interest income	9,969	11,108	40,519	42,943
Other income	0	200	0	450
Interest expense	0	(223)	0	(1,091)

	9,969	11,085	40,519	42,302
INCOME (LOSS) BEFORE INCOME
TAX EXPENSE (BENEFIT)	524,522	(123,897)	(36,376)	1,017,366
Income tax expense (benefit)
Current	80,729	(17,879)	91,855	81,921
Deferred	(4,500)	(15,000)	(285,500)	157,900
	76,229	(32,879)	(193,645)	239,821

NET INCOME (LOSS)	$448,293	($91,018)	$157,269	$777,545

BASIC AND DILITED INCOME (LOSS)
PER COMMON SHARE	$0.10	($0.02)	$0.03	$0.17

Basic and diluted average number of
common shares outstanding	4,688,085	4,687,644	4,688,085	4,685,859

PYRAMID OIL COMPANY
BALANCE SHEETS

ASSETS

	December 31,	December 31,
	2013	2012
	(Unaudited)	(Audited)

CURRENT ASSETS:
Cash and cash equivalents	$4,404,246	$3,834,097
Restricted cash	967,329	0
Short-term investments	2,140,822	2,135,709
Trade accounts receivable	484,468	375,090
Income taxes receivable	12,400	73,069
Crude oil inventory	102,334	82,180
Prepaid expenses and other assets	249,030	257,370
Deferred income taxes	711,800	264,400

TOTAL CURRENT ASSETS	9,072,429	7,021,915

PROPERTY AND EQUIPMENT, at cost
Oil and gas properties and equipment
(successful efforts method)	19,883,190	20,007,453
Capitalized asset retirement costs	412,612	425,978
Drilling and operating equipment	2,058,744	1,966,750
Land, buildings and improvements	1,098,918	1,098,918
Automotive, office and other
property and equipment	1,136,566	1,202,544

	24,590,030	24,701,643
Less: accumulated depletion, depreciation,
amortization and valuation allowances	(21,335,914)	(20,953,324)

TOTAL PROPERTY AND EQUIPMENT	3,254,116	3,748,319

INVESTMENTS AND OTHER ASSETS
Long-term investments	1,131,707	1,101,526
Deferred income taxes	459,900	621,800
Deposits	250,000	250,000
Other Assets	11,380	17,380

TOTAL INVESTMENTS OTHER ASSETS	1,852,987	1,990,706

TOTAL ASSETS	$14,179,532	$12,760,940

PYRAMID OIL COMPANY
BALANCE SHEETS

LIABILITIES AND STOCKHOLDERS' EQUITY

	December 31,	December 31,
	2013	2012
	(Unaudited)	(Audited)

CURRENT LIABILITIES:
Accounts payable	$290,930	$226,759
Accrued professional fees	140,711	120,000
Accrued taxes, other than income taxes	54,444	70,407
Accrued payroll and related costs	40,932	58,954
Accrued royalties payable	226,502	204,509
Deferred compensation liability	1,026,655	0
Accrued insurance	113,480	94,116

TOTAL CURRENT LIABILITIES	1,893,654	774,745

LIABILITY FOR ASSET RETIREMENT OBLIGATIONS	1,305,862	1,327,861

TOTAL LIABILITIES	3,199,516	2,102,606

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Preferred stock-no par value;
10,000,000 authorized shares;
no shares issued or outstanding	0	0
Common stock-no par value;
50,000,000 authorized shares;
4,688,085 shares issued and
outstanding	1,847,384	1,682,971
Retained earnings	9,132,632	8,975,363

TOTAL STOCKHOLDERS' EQUITY	10,980,016	10,658,334

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$14,179,532	$12,760,940